Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2022 Second Quarter Results
Total Revenues of $455.6M, up 29% Year Over Year;
Subscription Services Revenues of $366.4M, up 29% Year Over Year

PLEASANTON, CA - September 1, 2021 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its second quarter ended July 31, 2021.
“Thanks to the team and the trust of our customers, it was another great quarter,” said CEO Peter Gassner. “Rapid innovation is driving expansion in existing markets and significant early traction in newer areas like CDMS and safety as we start to realize the major potential of Veeva Development Cloud.”
Fiscal 2022 Second Quarter Results:
•Revenues: Total revenues for the second quarter were $455.6 million, up from $353.7 million one year ago, an increase of 29% year over year. Subscription services revenues for the second quarter were $366.4 million, up from $283.5 million one year ago, an increase of 29% year over year.
•Operating Income and Non-GAAP Operating Income(1): Second quarter operating income was $124.6 million, compared to $90.1 million one year ago, an increase of 38% year over year. Non-GAAP operating income for the second quarter was $191.6 million, compared to $144.4 million one year ago, an increase of 33% year over year.
•Net Income and Non-GAAP Net Income(1): Second quarter net income was $108.9 million, compared to $93.6 million one year ago, an increase of 16% year over year. Non-GAAP net income for the second quarter was $152.7 million, compared to $116.4 million one year ago, an increase of 31% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the second quarter, fully diluted net income per share was $0.67, compared to $0.58 one year ago, while non-GAAP fully diluted net income per share was $0.94, compared to $0.72 one year ago.
“It was a strong quarter of financial performance with impressive execution across the business,” said CFO Brent Bowman. “I am particularly excited about Veeva Vault Platform, which is a powerful asset for Veeva. It’s a key foundation to develop new innovative products with remarkable speed and will be a strong engine for growth to 2025 and beyond.”
Recent Highlights:
•Leading in Commercial with Innovations in Software and Data — Veeva is moving life sciences to new digital-first models with innovations across commercial. This leadership and proven customer success drove 21 new Veeva CRM wins, the majority of which included multiple add-ons. The company’s data solutions are also gaining traction as Veeva Link added three new enterprise customers, including two top 20 pharmas.
•More Enterprises Standardize on Veeva Development Cloud Applications — Veeva Development Cloud momentum continued with significant enterprise wins in clinical operations, including Vault eTMF and Vault CTMS. New products also saw strong Q2 performance as Veeva Vault Safety had its first top 20 pharma win to become the customer’s global standard and Veeva Vault CDMS signed its second top 20.

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

•Setting the Foundation for Digital Trials — Veeva progressed product capabilities as it establishes the foundation for digital trials to connect patients, sponsors, and clinical research sites through the Veeva Clinical Network. In addition to another enterprise win for Vault CDMS, six early adopter customers are now using Veeva Site Connect, and over 1,000 clinical research sites are actively using Veeva SiteVault Free.
Financial Outlook:
Veeva is providing guidance for its fiscal third quarter ending October 31, 2021 as follows:
•Total revenues between $464 and $466 million.
•Non-GAAP operating income between $179 and $181 million(2).
•Non-GAAP fully diluted net income per share between $0.87 and $0.88(2).
Veeva is providing guidance for its fiscal year ending January 31, 2022 as follows:
•Total revenues between $1,830 and $1,835 million.
•Non-GAAP operating income of about $730 million(2).
•Non-GAAP fully diluted net income per share of approximately $3.57(2).
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, September 1, 2021, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva's Fiscal 2022 Second Quarter Results Conference Call
When:	Wednesday, September 1, 2021
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	www.directeventreg.com
Conference ID 6596808
Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the third fiscal quarter ending October 31, 2021 or fiscal year ending January 31, 2022 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,100 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, outlook, and guidance and the assumptions underlying those statements, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) breaches in our security measures or unauthorized access to our customers’ data; (ii) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (iii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (iv) our expectation that the future growth rate of our revenues will decline; (v) loss of one or more customers, particularly any of our large customers; (vi) our ability to attract and retain highly skilled employees and manage our growth effectively; (vii) fluctuation of our results, which may make period-to-period comparisons less meaningful; (viii) adverse changes in the life sciences industry, including as a result of customer mergers; (ix) the impact of the COVID-19 pandemic (including the impact to the life sciences industry, impact on general economic conditions, and government responses, restrictions, and actions related to the pandemic); (x) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (xi) failure to sustain the level of profitability we have achieved in the past as our costs increase; (xii) adverse changes in economic, regulatory, international trade relations, or market conditions, including with respect to natural disasters or actual or threatened public health emergencies; (xiii) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; (xiv) pending, threatened, or future legal proceedings and related expenses; and (xv) our recent conversion to a Delaware public benefit corporation, including the expected impact, benefits, and risks of our conversion.
Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended April 30, 2021. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.
###
Investor Relations Contact:
Ato Garrett
Veeva Systems Inc.
925-271-4204
ir@veeva.com
Media Contact:
Deivis Mercado
Veeva Systems Inc.
925-226-8821
pr@veeva.com

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,064,731	$730,504
Short-term investments	1,198,785	933,122
Accounts receivable, net	283,619	564,387
Unbilled accounts receivable	51,100	47,206
Prepaid expenses and other current assets	33,557	35,607
Total current assets	2,631,792	2,310,826
Property and equipment, net	52,805	53,650
Deferred costs, net	37,335	42,072
Lease right-of-use assets	52,882	56,917
Goodwill	437,261	436,029
Intangible assets, net	107,253	114,595
Deferred income taxes	7,590	14,100
Other long-term assets	24,465	17,878
Total assets	$3,351,383	$3,046,067

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,301	$23,253
Accrued compensation and benefits	33,940	30,410
Accrued expenses and other current liabilities	35,198	30,982
Income tax payable	2,573	2,590
Deferred revenue	558,720	616,992
Lease liabilities	11,105	11,725
Total current liabilities	662,837	715,952
Deferred income taxes	7,511	1,835
Lease liabilities, noncurrent	47,630	51,393
Other long-term liabilities	13,308	10,567
Total liabilities	731,286	779,747
Stockholders’ equity:
Class A common stock	2	2
Class B common stock	—	—
Additional paid-in capital	1,098,703	965,670
Accumulated other comprehensive income (loss)	(2,689)	992
Retained earnings	1,524,081	1,299,656
Total stockholders’ equity	2,620,097	2,266,320
Total liabilities and stockholders’ equity	$3,351,383	$3,046,067

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2021	2020	2021	2020
Revenues:
Subscription services(3)	$366,436	$283,502	$707,555	$553,737
Professional services and other(4)	89,158	70,181	181,612	137,052
Total revenues	455,594	353,683	889,167	690,789
Cost of revenues(5):
Cost of subscription services	53,909	43,400	105,126	86,612
Cost of professional services and other	68,188	53,804	133,107	105,472
Total cost of revenues	122,097	97,204	238,233	192,084
Gross profit	333,497	256,479	650,934	498,705
Operating expenses(5):
Research and development	94,899	70,053	178,125	132,290
Sales and marketing	71,789	59,172	136,399	114,927
General and administrative	42,185	37,173	83,340	73,842
Total operating expenses	208,873	166,398	397,864	321,059
Operating income	124,624	90,081	253,070	177,646
Other income, net	1,666	2,881	6,230	6,295
Income before income taxes	126,290	92,962	259,300	183,941
Provision for (benefit from) income taxes	17,432	(589)	34,875	3,820
Net income	$108,858	$93,551	$224,425	$180,121

Net income per share:
Basic	$0.71	$0.62	$1.47	$1.20
Diluted	$0.67	$0.58	$1.38	$1.12

Weighted-average shares used to compute net income per share:
Basic	153,090	150,413	152,768	149,982
Diluted	162,765	160,840	162,636	160,309
Other comprehensive income:
Net change in unrealized gain (loss) on available-for- sale investments	$(217)	$1,131	$(1,303)	$2,428
Net change in cumulative foreign currency translation gain (loss)	(165)	2,893	(2,378)	3,282
Comprehensive income	$108,476	$97,575	$220,744	$185,831

(3) Includes subscription services revenues from the following product areas:
Veeva Commercial Cloud	$176,051	$144,815	$344,509	$287,392
Veeva Vault	190,385	138,687	363,046	266,345
Total subscription services	$366,436	$283,502	$707,555	$553,737

(4) Includes professional services and other revenues from the following product areas:
Veeva Commercial Cloud	$32,161	$26,618	$68,187	$53,994
Veeva Vault	56,997	43,563	113,425	83,058
Total professional services and other	$89,158	$70,181	$181,612	$137,052

(5) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,316	$1,532	$2,222	$2,551
Cost of professional services and other	9,541	7,318	16,963	12,392
Research and development	22,315	16,437	39,152	27,838
Sales and marketing	15,115	11,186	26,670	19,378
General and administrative	14,098	12,893	25,867	24,114
Total stock-based compensation	$62,385	$49,366	$110,874	$86,273

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net income	$108,858	$93,551	$224,425	$180,121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,880	7,317	13,508	15,195
Reduction of operating lease right-of-use assets	2,874	3,092	5,701	6,089
Accretion of discount on short-term investments	1,743	496	3,285	485
Stock-based compensation	62,385	49,366	110,874	86,273
Amortization of deferred costs	6,474	5,324	12,829	10,075
Deferred income taxes	6,953	(504)	12,195	(1,638)
Loss (gain) on foreign currency from mark-to-market derivative	2	(98)	433	(5)
Bad debt (expense) recovery	(22)	514	137	121
Changes in operating assets and liabilities:
Accounts receivable	(21,409)	14,606	280,323	168,766
Unbilled accounts receivable	267	619	(3,894)	(3,833)
Deferred costs	(3,802)	(5,793)	(8,092)	(9,135)
Income taxes payable	(3,726)	(3,141)	(17)	(4,991)
Other current and long-term assets	(3,866)	(11,683)	(1,129)	(11,132)
Accounts payable	5,031	914	(1,763)	(3,516)
Accrued expenses and other current liabilities	2,216	125	9,183	2,816
Deferred revenue	(49,783)	(49,166)	(57,959)	(47,689)
Operating lease liabilities	(2,913)	(2,456)	(5,661)	(5,267)
Other long-term liabilities	903	2,237	3,072	4,757
Net cash provided by operating activities	119,065	105,320	597,450	387,492
Cash flows from investing activities
Purchases of short-term investments	(422,680)	(267,749)	(679,618)	(456,567)
Maturities and sales of short-term investments	187,324	229,224	408,969	369,566
Acquisitions, net of cash and restricted cash acquired	(2,133)	—	(2,133)	—
Long-term assets	(5,325)	(5,407)	(7,981)	(5,140)
Net cash used in investing activities	(242,814)	(43,932)	(280,763)	(92,141)
Cash flows from financing activities
Reduction of lease liabilities - finance leases	(98)	(251)	(384)	(499)
Proceeds from exercise of common stock options	20,851	9,278	37,942	19,059
Taxes paid related to net share settlement of equity awards	(15,096)	—	(15,096)	—
Net cash provided by financing activities	5,657	9,027	22,462	18,560
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(180)	2,734	(2,945)	3,282
Net change in cash, cash equivalents, and restricted cash	(118,272)	73,149	336,204	317,193
Cash, cash equivalents, and restricted cash at beginning of period	1,186,188	723,841	731,712	479,797
Cash, cash equivalents, and restricted cash at end of period	$1,067,916	$796,990	$1,067,916	$796,990

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$17,609	$22,123	$35,060	$41,738

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

	Three months ended July 31,		Six months ended July 31,
	2021	2020	2021	2020
Cost of subscription services revenues on a GAAP basis	$53,909	$43,400	$105,126	$86,612
Stock-based compensation expense	(1,316)	(1,532)	(2,222)	(2,551)
Amortization of purchased intangibles	(925)	(1,174)	(1,821)	(2,768)
Cost of subscription services revenues on a non-GAAP basis	$51,668	$40,694	$101,083	$81,293

Gross margin on subscription services revenues on a GAAP basis	85.3%	84.7%	85.1%	84.4%
Stock-based compensation expense	0.4	0.5	0.3	0.5
Amortization of purchased intangibles	0.2	0.4	0.3	0.4
Gross margin on subscription services revenues on a non-GAAP basis	85.9%	85.6%	85.7%	85.3%

Cost of professional services and other revenues on a GAAP basis	$68,188	$53,804	$133,107	$105,472
Stock-based compensation expense	(9,541)	(7,318)	(16,963)	(12,392)
Amortization of purchased intangibles	(139)	(138)	(273)	(273)
Cost of professional services and other revenues on a non-GAAP basis	$58,508	$46,348	$115,871	$92,807

Gross margin on professional services and other revenues on a GAAP basis	23.5%	23.3%	26.7%	23.0%
Stock-based compensation expense	10.7	10.5	9.3	9.1
Amortization of purchased intangibles	0.2	0.2	0.2	0.2
Gross margin on professional services and other revenues on a non-GAAP basis	34.4%	34.0%	36.2%	32.3%

Gross profit on a GAAP basis	$333,497	$256,479	$650,934	$498,705
Stock-based compensation expense	10,857	8,850	19,185	14,943
Amortization of purchased intangibles	1,064	1,312	2,094	3,041
Gross profit on a non-GAAP basis	$345,418	$266,641	$672,213	$516,689

Gross margin on total revenues on a GAAP basis	73.2%	72.5%	73.2%	72.2%
Stock-based compensation expense	2.4	2.5	2.2	2.2
Amortization of purchased intangibles	0.2	0.4	0.2	0.4
Gross margin on total revenues on a non-GAAP basis	75.8%	75.4%	75.6%	74.8%

Research and development expense on a GAAP basis	$94,899	$70,053	$178,125	$132,290
Stock-based compensation expense	(22,315)	(16,437)	(39,152)	(27,838)
Amortization of purchased intangibles	(29)	(29)	(56)	(57)
Research and development expense on a non-GAAP basis	$72,555	$53,587	$138,917	$104,395

Sales and marketing expense on a GAAP basis	$71,789	$59,172	$136,399	$114,927
Stock-based compensation expense	(15,115)	(11,186)	(26,670)	(19,378)
Amortization of purchased intangibles	(3,429)	(3,568)	(6,745)	(6,970)
Sales and marketing expense on a non-GAAP basis	$53,245	$44,418	$102,984	$88,579

General and administrative expense on a GAAP basis	$42,185	$37,173	$83,340	$73,842
Stock-based compensation expense	(14,098)	(12,893)	(25,867)	(24,114)
Amortization of purchased intangibles	(57)	(57)	(112)	(113)
General and administrative expense on a non-GAAP basis	$28,030	$24,223	$57,361	$49,615

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2021	2020	2021	2020
Operating expense on a GAAP basis	$208,873	$166,398	$397,864	$321,059
Stock-based compensation expense	(51,528)	(40,516)	(91,689)	(71,330)
Amortization of purchased intangibles	(3,515)	(3,654)	(6,913)	(7,140)
Operating expense on a non-GAAP basis	$153,830	$122,228	$299,262	$242,589

Operating income on a GAAP basis	$124,624	$90,081	$253,070	$177,646
Stock-based compensation expense	62,385	49,366	110,874	86,273
Amortization of purchased intangibles	4,579	4,966	9,007	10,181
Operating income on a non-GAAP basis	$191,588	$144,413	$372,951	$274,100

Operating margin on a GAAP basis	27.4%	25.4%	28.5%	25.7%
Stock-based compensation expense	13.7	14.0	12.5	12.5
Amortization of purchased intangibles	1.0	1.4	1.0	1.5
Operating margin on a non-GAAP basis	42.1%	40.8%	42.0%	39.7%

Net income on a GAAP basis	$108,858	$93,551	$224,425	$180,121
Stock-based compensation expense	62,385	49,366	110,874	86,273
Amortization of purchased intangibles	4,579	4,966	9,007	10,181
Income tax effect on non-GAAP adjustments (6)	(23,151)	(31,521)	(44,753)	(55,063)
Net income on a non-GAAP basis	$152,671	$116,362	$299,553	$221,512

Diluted net income per share on a GAAP basis	$0.67	$0.58	$1.38	$1.12
Stock-based compensation expense	0.38	0.31	0.68	0.54
Amortization of purchased intangibles	0.03	0.03	0.06	0.06
Income tax effect on non-GAAP adjustments(6)	(0.14)	(0.20)	(0.28)	(0.34)
Diluted net income per share on a non-GAAP basis	$0.94	$0.72	$1.84	$1.38
________________________
(6) For the three and six months ended July 31, 2021 and 2020, management used an estimated annual effective non-GAAP tax rate of 21.0%.

© 2021 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9